SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

CheckFree Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

CheckFree Corporation
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held
November 1, 2006
and
PROXY STATEMENT

IMPORTANT
Please mark, sign and date your proxy
and promptly return it to us in the enclosed envelope

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
ANNUAL MEETING OF STOCKHOLDERS
Election of Directors
Information Concerning the Board of Directors, Executive Officers and Principal Stockholders
Information Concerning Compensation
Report of the Compensation Committee of the Board of Directors
Performance Graph
Report of the Audit Committee of the Board of Directors
Certain Relationships and Related Transactions
Approval of the CheckFree Corporation 2006 Associate Stock Purchase Plan
Section 16(A) Beneficial Ownership Reporting Compliance
Independent Public Accountants
Fees of the Independent Public Accountants for Fiscal 2006
Certain Matters Relating to Proxy Materials and Annual Reports
Form 10-K
Other Matters
CheckFree Corporation
4411 East Jones Bridge Road
Norcross, Georgia 30092
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Our Stockholders:
     You are cordially invited to attend our 2006 Annual Meeting of Stockholders, which will be held at our headquarters, 4411 East Jones Bridge Road, Norcross, Georgia, on Wednesday, November 1, 2006, at 1:00 p.m., local time. The annual meeting is being held for the following purposes:
(1)	To elect two Class II Directors each to serve for a three-year term expiring at the 2009 Annual Meeting of Stockholders or until their respective successors have been elected or appointed.

(2)	To approve and adopt the CheckFree Corporation 2006 Associate Stock Purchase Plan.

(3)	To transact any other business which may properly come before the meeting or any adjournment thereof.
     These items are more fully described in the following pages, which are made part of this notice. Only stockholders of record at the close of business on September 15, 2006 will be entitled to vote at the annual meeting. For ten days prior to the annual meeting, a list of stockholders entitled to vote will be available for inspection at our executive offices.
     Our officers and representatives of our independent public accountants will be present at the annual meeting to answer your questions and to discuss our business.
     To ensure that your vote is recorded promptly, please vote and return the enclosed proxy as soon as possible even if you plan to attend the annual meeting. Most stockholders have three options for submitting their vote: (1) via the Internet (please see your proxy card for instructions), (2) by telephone (please see your proxy card for instructions) or (3) by mail, using the enclosed paper proxy card. If you are a holder of record, you may also cast your vote in person at the annual meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares.

By Order of the Board of Directors,

Curtis A. Loveland Secretary

Norcross, Georgia September 26, 2006
PLEASE SIGN AND MAIL THE ENCLOSED PROXY
IN THE ACCOMPANYING ENVELOPE
NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES

CheckFree Corporation
4411 East Jones Bridge Road
Norcross, Georgia 30092

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
November 1, 2006

     This proxy statement is furnished to you in connection with the solicitation of proxies to be used in voting at our 2006 Annual Meeting of Stockholders to be held at 1:00 p.m., local time, on November 1, 2006, at CheckFree Corporation, 4411 East Jones Bridge Road, Norcross, Georgia 30092, and at any postponement or adjournment thereof. Our board of directors is soliciting the enclosed proxy. This proxy statement and the enclosed proxy were first made available on or about September 26, 2006 to our stockholders as of the record date, as defined below.
Record Date and Share Ownership
     Holders of record of our common stock at the close of business on September 15, 2006 will be entitled to vote at the annual meeting. At that time, we had 88,501,228 shares of our common stock outstanding and entitled to vote. Each share of our common stock outstanding on the record date entitles the holder to one vote on each matter submitted at the annual meeting.
Voting
     To ensure that your vote is recorded promptly, please vote and return the enclosed proxy as soon as possible even if you plan to attend the annual meeting. Most stockholders have three options for submitting their vote: (1) via the Internet (please see your proxy card for instructions), (2) by telephone (please see your proxy card for instructions), or (3) by mail, using the enclosed paper proxy card. If you are a holder of record, you may also cast your vote in person at the annual meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares.
Cost of Solicitation
     We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. Our representatives may also solicit proxies by mail, telegram, telephone or personal interview.
Submitting and Revoking Your Proxy
     The shares represented by the accompanying proxy will be voted as directed if the proxy is properly signed and received by us, or if you vote your shares by telephone or the Internet, prior to the annual meeting. If no directions are made to the contrary, your proxy will be voted (i) FOR the proposals set forth as items 1 and 2 in the Notice of Annual Meeting of Stockholders and (ii) at the discretion of any person acting under the proxy, to transact such other business that may come before the meeting or any adjournment thereof. You can change your vote at any time before your proxy is voted at the annual meeting in one of four ways:
•	first, by revoking your proxy; or

•	second, by submitting a new proxy.

If you choose either of these methods, you must submit your notice of revocation or new proxy to our Corporate Secretary before the annual meeting. If your shares are held in an account at a brokerage firm or bank, you should contact your brokerage firm or bank to change your vote.
•	third, if you are a holder of record, you can attend the annual meeting and vote in person; or

•	fourth, if you submit your proxy or voting instructions electronically through the Internet or by telephone, you can change your vote by submitting a proxy at a later date, using the same procedures, in which case your later submitted proxy will be recorded and your earlier proxy revoked.
Quorum and Required Vote
     The presence, in person or by proxy, of a majority of the outstanding shares of our common stock is necessary to constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers, who hold their customers’ shares in street name, sign and submit proxies for those shares and vote those shares on some matters, but not others. Typically, this would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote only on “routine” matters, such as the election of directors.
     The election of the director nominees requires the favorable vote of a plurality of all votes cast by the holders of our common stock at a meeting at which a quorum is present. Proxies that are marked “Withhold Authority” will not be counted toward a nominee’s achievement of a plurality and, thus, will have no effect. All other matters to be submitted to our stockholders for approval or ratification at the annual meeting require the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy and entitled to vote on the matter. For purposes of determining the number of shares of our common stock voting on the matter, abstentions will be counted and will have the effect of a negative vote; broker non-votes will not be counted and, thus, will have no effect.
Election of Directors
     Our Amended and Restated Certificate of Incorporation provides for a classified board of directors with three classes. Each class of directors consists, as nearly as practical, of one-third of the total number of directors. Since July 28, 2005, the total number of authorized directors was fixed at seven. On February 2, 2006, Mr. Lewis Levin resigned from our board of directors for personal reasons, leaving a vacancy in Class III of our three classes of directors. On February 2, 2006, our board of directors elected C. Kim Goodwin to fill the vacancy created by Mr. Levin’s resignation. At the recommendation of our Governance Committee, our board of directors nominated incumbents Mark A. Johnson and Eugene F. Quinn for reelection as Class II Directors at the 2006 Annual Meeting of Stockholders. The nominees for Class II Directors, if elected, will serve three-year terms expiring at the 2009 Annual Meeting of Stockholders or until their respective successors have been elected or appointed. Our remaining five incumbent Class I and Class III Directors will continue in office.
     It is intended that, unless otherwise directed, the shares represented by the enclosed proxy will be voted FOR the election of Messrs. Johnson and Quinn as Class II Directors. In the event that any nominee for director should become unavailable, the number of our directors may be decreased pursuant to our By-Laws, or our board of directors may designate a substitute nominee, in which event the shares represented by the enclosed proxy will be voted for the substitute nominee. Our board of directors has no reason to believe that either of the nominees will be unwilling or unable to serve if elected as a director.
     Our board of directors recommends that you vote FOR the election of the nominees for director.

     The following table sets forth for each nominee and each continuing director, the person’s name, age, and his or her position with us:
Class II Directors
(Nominees for Terms Expiring in 2009)

Name	Age	Position
Mark A. Johnson	53	Vice Chairman of the Board and Director

Eugene F. Quinn	52	Director
Class I Directors
(Terms Expire in 2008)

Name	Age	Position
William P. Boardman	65	Director

James D. Dixon	63	Director
Class III Directors
(Terms Expire in 2007)

Name	Age	Position
Peter J. Kight	50	Chairman of the Board and Chief Executive Officer

C. Kim Goodwin	47	Director

Jeffrey M. Wilkins	62	Director
     Peter J. Kight, our founder, has served as our Chairman and Chief Executive Officer since December 1997. He also serves as Chairman and Chief Executive Officer of CheckFree Services Corporation (a position he has held since 1981). Mr. Kight is also a director of CheckFree Services Corporation. From 1997 to 1999, Mr. Kight served as President of CheckFree Corporation and, from 1981 to 1999, he served as President of CheckFree Services Corporation. Mr. Kight is a director of Akamai Technologies, Inc., a publicly held company that distributes computing solutions and services.
     Mark A. Johnson has served as a director since 1983. He also serves as a director and as Vice Chairman of CheckFree Services Corporation, and as a director of OneVu Limited, our joint venture company with Voca Limited in the United Kingdom. Mr. Johnson returned to serve as our Vice Chairman in January 2003. Prior to that, he had served as our Vice Chairman from December 1997 to June 2000, as Executive Vice President, Business Development of CheckFree Services Corporation from 1993 to 1997, as Treasurer of CheckFree Services Corporation from 1993 to 1996, as Senior Vice President of CheckFree Services Corporation from 1991 to 1993, and as a Vice President of CheckFree Services Corporation from 1982 to 1991. From June 2000 to January 2003, Mr. Johnson served as Chief Executive Officer of e-RM Partners.
     William P. Boardman has served as a director since July 1996. Mr. Boardman was an officer of Bank One Corporation from 1984 until March 2001, when he retired from his positions as Vice Chairman and director of Bank One Corporation and Chairman and Chief Executive Officer of First USA Bank. From September 2001 to November 2003, Mr. Boardman served as a Senior Advisor to Goldman Sachs & Company. Mr. Boardman served as Chairman of Visa International, Inc. from 1996 until his retirement in June 2005, and formerly served as a member of the board of directors of Visa International, Inc. and Visa U.S.A.

     James D. Dixon has served as a director since August 2000. Mr. Dixon served as Executive of Bankofamerica.com, a subsidiary of Bank of America, from February 2000 until his retirement in January 2002. Mr. Dixon was Group Executive of Bank of America Technology and Operations, a subsidiary of Bank of America, from September 1998 to February 2000. Mr. Dixon was President of NationsBank Services, Inc., a subsidiary of NationsBank Corporation, from 1992 until the 1998 merger of NationsBank Corporation and Bank of America Corporation. Mr. Dixon serves on the board of directors of the publicly held companies BroadVision, Inc., a developer of e-business infrastructure Web applications, 724 Solutions Inc., a provider of mobile network technology, and Rare Hospitality International, Inc., a restaurant operator and franchisor.
     C. Kim Goodwin has served as a director since February 2006. From September 2002 until her retirement in February 2005, Ms. Goodwin was Chief Investment Officer — Equities of State Street Research, a money management firm. From September 1997 through August 2002, Ms. Goodwin was Chief Investment Officer —U.S. Growth Equities at American Century Investment Management, an investment management company. Ms. Goodwin also serves on the board of directors of Akamai Technologies, Inc., a publicly held company that distributes computing solutions and services.
     Eugene F. Quinn has served as a director since 1994. Since May 1999, Mr. Quinn has served as President of Confluence Partners, LLC, a private investment company. From March 1997 to April 1999, Mr. Quinn served as Senior Vice President for Online and Interactive Services at MTV Networks, a division of Viacom, Inc. From 1984 to 1997, Mr. Quinn served as a senior executive at Tribune Company and its Chicago Tribune subsidiary.
     Jeffrey M. Wilkins has served as a director since 1990. Since September 1, 2006, Mr. Wilkins has served as Chairman of Wilkins Associates, a business consulting firm. From May 2005 until August 31, 2006, Mr. Wilkins served as the President and Chief Executive Officer of UMC Partners, an independent, non-profit holding company for the commercialization of ideas and research emanating from The Ohio State University Medical Center. From March 2004 to May 2005, Mr. Wilkins served as the Executive Director of Technology Commercialization and Partnerships and as Interim Chief Information Officer of The Ohio State University Medical Center. From January 2002 to March 2004, Mr. Wilkins was the Chairman of Wilkins Associates. From August 1989 to August 2003, Mr. Wilkins served as Chairman of Metatec Corporation, and its successor Metatec International, Inc., a publicly-held company that distributes information utilizing CD-ROM technology. From August 1989 to January 2002, Mr. Wilkins also served Metatec Corporation and its successor as President and Chief Executive Officer. Metatec filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in October 2003.
Information Concerning the Board of Directors,
Executive Officers and Principal Stockholders
Meetings, Committees and Compensation of the Board of Directors
     Our board of directors held a total of seven meetings during the fiscal year ended June 30, 2006. Each director is expected to attend each meeting of the board and the committees on which he serves. In addition to meetings, the board and its committees review and act upon matters through written consent procedures. During fiscal 2006, each of our directors attended 75% or more of the total number of (i) meetings of the board and (ii) meetings of committees of the board on which the director served.
     Two members of the board of directors attended the 2005 Annual Meeting of Stockholders. The board of directors encourages all members of the board to attend each annual meeting of stockholders, particularly those directors who are up for election at any such meeting.
     Following the 2006 Annual Meeting of Stockholders, provided Messrs. Johnson and Quinn are re-elected to the board of directors, the board of directors has determined that a majority of the directors are and will be independent as required by the National Association of Securities Dealers Marketplace Rules (the “Nasdaq Rules”). The board has affirmatively determined by resolution that directors (and nominees) Boardman, Dixon, Goodwin, Quinn and Wilkins are independent within the meaning of the Nasdaq Rules. Also, pursuant to our corporate governance guidelines, as adopted by our board of directors, during fiscal 2006, we must have at least two regularly scheduled executive session meetings attended solely by these independent directors. Three of such sessions were held in fiscal 2006.

     Our board of directors has three standing committees: a Governance Committee, a Compensation Committee and an Audit Committee.
     Our Governance Committee oversees the selection of director nominees for approval by the board, develops and recommends to the board corporate governance guidelines, establishes procedures to ensure effective functioning of the board, reviews director compensation and oversees an annual self-evaluation process for the board. Messrs. Boardman (Chairman), Wilkins, Dixon and Levin (until his resignation from the board on February 2, 2006) serve as members of our Governance Committee. All members of the Governance Committee are “independent,” as defined by the Nasdaq Rules. Our Governance Committee held four meetings during fiscal 2006. The Governance Committee operates under a written charter and corporate governance guidelines.
     Per the recommendation of our Governance Committee, in fiscal 2006, each of our non-employee directors (Messrs. Boardman, Dixon, Levin, Quinn and Wilkins) received the following compensation:
•	an annual fee of $45,000;

•	an additional annual fee of $10,000 for the Chairman of the Audit Committee (Mr. Dixon);

•	an additional annual fee of $5,000 for the Chairman of the Governance Committee (Mr. Boardman); and the Chairman of the Compensation Committee (Mr. Quinn); and

•	an additional annual fee of $2,500 for non-Chairman members of all board committees.
Ms. Goodwin received the following compensation for her service for the remainder of fiscal 2006:
•	a retainer fee of $22,500; and

•	a retainer fee of $2,500 for service on the Audit Committee.
     These fees were paid quarterly at the end of each quarter. Each director can elect to receive these fees in either cash or stock, or a combination of both, and can elect to defer the stock portion of such payment until his or her service on the board terminates for any reason. If a director elects to receive the payment of his or her fees in stock, the number of shares that the director is entitled to receive is calculated by dividing the amount of the director’s fee by the closing sale price of our common stock on the date that the fees are awarded. To date, only Messrs. Levin and Boardman and Ms. Goodwin have elected to receive their director fees in stock and have elected to defer such payments. From July 1, 2005 through February 2, 2006, Mr. Levin deferred payment of $23,750 in director fees (equivalent to 573 shares of our common stock) until termination of his board service; from July 1, 2005 through June 30, 2006, Mr. Boardman deferred payment of $52,500 in director fees (equivalent to 1,157 shares of our common stock) until termination of his board service; and from February 2, 2006 through June 30, 2006, Ms. Goodwin deferred payment of $25,000 in director fees (equivalent to 499 shares of our common stock) until termination of her board service.
     Each non-employee director (other than Ms. Goodwin) also received 1,739 shares of restricted CheckFree common stock on August 5, 2005, which shares vested on August 5, 2006. Ms. Goodwin also received 690 shares of restricted CheckFree common stock on February 2, 2006, which shares vested on August 5, 2006, and stock options to acquire 10,000 shares of CheckFree stock on February 2, 2006 at an exercise price of $50.68 per share and which vest 20% per year beginning on February 2, 2007.
     Our Compensation Committee has the authority to administer our stock incentive plans, including the selection of recipients of option and restricted stock awards, and the timing of such awards. The Compensation Committee also reviews and monitors key employee compensation policies and administers our management compensation plans. The members of our Compensation Committee are Messrs. Quinn (Chairman), Boardman and Dixon. Our Compensation Committee held a total of five meetings during fiscal 2006. All members of the Compensation Committee are “independent,” as defined by the Nasdaq Rules. The Compensation Committee operates under a written charter. For further information on the Compensation Committee, see “Report of the Compensation Committee of the Board of Directors” beginning on page 20.

     Our Audit Committee annually appoints our independent public accountants with whom the Audit Committee reviews, among other things:
•	the scope of audit and non-audit assignments and related fees;

•	the extent (if any) to which the provision of any non-audit services by the independent public accountants effects their independence;

•	the accounting principles that we use in financial reporting, including the selection, application and disclosure of our critical accounting policies;

•	significant financial reporting issues and judgments made in the preparation of our financial statements;

•	the effect of regulatory and accounting initiatives on our financial statements;

•	our internal financial auditing procedures; and

•	the adequacy of our internal control procedures.
     Our Audit Committee also establishes and maintains procedures for the receipt, retention and treatment of any complaints received by us regarding accounting, internal accounting controls or auditing matters and any confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. Messrs. Dixon (Chairman), Quinn, and Wilkins and Ms. Goodwin serve as members of our Audit Committee. Our Audit Committee held a total of eight meetings during fiscal 2006. The Audit Committee operates under a written charter. All members of our Audit Committee meet (i) the independence requirements for audit committee membership set forth in the Nasdaq Rules and the rules of the Securities and Exchange Commission (the “SEC Rules”), and (ii) the composition requirements for audit committee membership set forth in the Nasdaq Rules. The board of directors has determined that Mr. Dixon is an “audit committee financial expert” as that term is defined in the SEC Rules. For further information on the Audit Committee, see “Report of the Audit Committee of the Board of Directors” on page 23.
Code of Business Conduct, Corporate Governance Guidelines and Committee Charters
     We have adopted a code of business conduct that is applicable to all of our associates, directors and officers, including our chief executive officer, chief financial officer and chief accounting officer. Our code of business conduct, as well as our corporate governance guidelines, and the charters of our Governance Committee, Compensation Committee and Audit Committee of the board of directors, are available at the “Corporate Governance” section of the Investor Center page on our corporate website at www.checkfreecorp.com. Stockholders may also request a free copy of the code of business conduct, corporate governance guidelines or the committee charters from: CheckFree Corporation, 4411 East Jones Bridge Road, Norcross, Georgia 30092, Attention: Tina Moore, Investor Relations Manager, or by telephoning us at (678) 375-3000.
Director Nomination Process
     The Governance Committee is responsible for selecting director nominees for approval by the board of directors by identifying qualified individuals to become board members and reviewing existing board members’ skills and performance. The Governance Committee recommends nominees for election to the board of directors based on a number of qualifications including, but not limited to, integrity and accountability, informed judgment, financial literacy, mature confidence and high performance standards, as those qualifications have been defined by the Governance Committee. The Governance Committee may identify potential Company nominees for director through a variety of business contacts, including current executive officers, directors, community leaders and stockholders. The Governance Committee may also, to the extent it deems appropriate, retain a professional search firm and other advisors to identify potential nominees for director.
     The Governance Committee will consider written recommendations from stockholders for Company nominees to the board of directors. A stockholder who wishes to recommend a person to the Governance Committee for nomination by the Company to the board must submit a written notice by mail to the Corporate

Secretary at our principal executive offices at CheckFree Corporation, 4411 East Jones Bridge Road, Norcross, Georgia 30092. Such a written recommendation must be received not less than 120 calendar days nor more than 150 calendar days before the first anniversary of the date of our notice of annual meeting sent to stockholders in connection with the previous year’s annual meeting. Such a recommendation to the Governance Committee must include (i) the candidate’s name, age, business addresses and other contact information, (ii) a complete description of the candidate’s qualifications, experience, background and affiliations, as would be required to be disclosed in the proxy statement pursuant to Regulation 14A of the Securities and Exchange Commission rules and regulations, (iii) a sworn or certified statement by the candidate in which he or she consents to being named in the proxy statement as a nominee and to serve as a director if elected and (iv) the name and address of the stockholder(s) of record making such a recommendation, and a description of any affiliation between the stockholder(s) and the recommended nominee. We may require any recommended nominee to furnish such other information as may be reasonably requested by us to determine the qualifications and affiliations of such proposed nominee. The criteria used to evaluate a potential nominee will not differ based on whether the candidate is recommended by a stockholder.
     In addition to the above procedures, our By-Laws provide that a stockholder may propose a director candidate to be considered and voted on at an annual meeting of stockholders. To do so, the stockholder must submit a notice within specific time periods and containing certain information relating to the proposed nominee as described in our By-Laws.
Stockholder Communications with the Board of Directors
     The board of directors accepts communications sent to the board of directors (or to specified individual directors) by our stockholders. Stockholders may communicate with the board of directors (or with specified individual directors) by writing to them c/o General Counsel, CheckFree Corporation, 4411 East Jones Bridge Road, Norcross, Georgia 30092. All written communications received in such manner from our stockholders will be forwarded to the member(s) of the board of directors to whom the communication is directed or, if the communication is not directed to any particular member(s) of the board of directors, the communication will be forwarded to all members of the board of directors.
Executive Officers
     In addition to Peter J. Kight and Mark A. Johnson, the following persons are our executive officers:
     Leigh Asher, age 44, has served as our Senior Vice President, Corporate Marketing since January 2003. Ms. Asher also serves as Senior Vice President, Corporate Marketing of CheckFree Services Corporation. From August 2000 until December 2002, Ms. Asher served as our Vice President, Biller Solutions Marketing. Prior to that, Ms. Asher served as our Vice President, Strategic Communications from January 2000 until July 2000. From 1997 to 2000, Ms. Asher was Director, Strategic Communications, of Per Se Technologies, Inc.
     Laura E. Binion, age 49, has served as our Executive Vice President and General Counsel since July 2003 and Assistant Secretary since October 2003. Prior to that, she served as Senior Vice President and General Counsel from November 2001 to July 2003. Ms. Binion also serves as Executive Vice President, General Counsel and Secretary of CheckFree Services Corporation. From June 2000 until she joined our company, Ms. Binion served as Associate General Counsel for the southern operations of Verizon Wireless. Ms. Binion served as Vice President and General Counsel of GTE Wireless from November 1997 to June 2000 and as Associate General Counsel from March 1995 to November 1997. Prior to that, Ms. Binion was in private practice at Parker, Hudson, Rainer, Dobbs & Kelly and at Kutak, Rock & Huie.
     Michael P. Gianoni, age 45, has served as our Executive Vice President since June 2006. Mr. Gianoni also serves as Executive Vice President and General Manager, CheckFree Investment Services Division, of CheckFree Services Corporation. Prior to joining our company, Mr. Gianoni served as the Senior Vice President of the E-Solutions division of DST Systems, Inc from 2004 to June 2006. From 2001 to 2004, Mr. Gianoni served as the Senior Vice President of Client Services & Systems at DST Systems, Inc.

     Matthew S. Lewis, age 41, has served as our Executive Vice President since 2004. Since July 2005, Mr. Lewis has also served as Executive Vice President and General Manager, CheckFree Electronic Commerce Division, of CheckFree Services Corporation. From August 2004 to June 2005, Mr. Lewis served as the Executive Vice President of Client Development of CheckFree Services Corporation. From March 2002 to August 2004, Mr. Lewis served as our Senior Vice President of Client Development. Prior to that he served as Executive Vice President, Corporate Development, of CheckFree Services Corporation from August 2001 to March 2002, as Executive Vice President, EC Product Management and Marketing of CheckFree Services Corporation from January 1998 to August 2001, as Senior Vice President from December 1997 to August 1999, and as Vice President, Corporate Strategy and Communications for CheckFree Services Corporation from March 1996 to December 1997. From 1988 to 1996, Mr. Lewis held various positions at BankSouth Corporation, including Vice President, Corporate Affairs, Director of Compliance and Director of Communications and Manager of Public Relations.
     David E. Mangum, age 40, has served as our Executive Vice President and Chief Financial Officer since July 2000. Mr. Mangum also serves as a director and as Executive Vice President and Chief Financial Officer of CheckFree Services Corporation. From September 1999 to June 2000, Mr. Mangum served as our Senior Vice President, Finance and Accounting. From July 1998 to September 1999, he worked as Vice President, Finance and Administration, Managed Systems Division for Sterling Commerce, Inc. Prior to that, Mr. Mangum worked as the Director of Finance for XcelleNet, Inc. from February 1997 to July 1998. From 1993 to 1997, Mr. Mangum worked for Dun & Bradstreet Software, most recently as Director of Finance.
     Randal A. McCoy, age 43, has served as our Executive Vice President since August 1999. Since August 2004, Mr. McCoy has also served as Executive Vice President and General Manager of our Software Division. Prior to that, Mr. McCoy served as Chief Technology Officer of CheckFree Services Corporation from May 2001 to July 2006; Executive Vice President, EC Development, of CheckFree Services Corporation from August 1999 to May 2001; as Senior Vice President, Electronic Commerce Development of CheckFree Services Corporation from February 1998 to August 1999; and as Vice President, Genesis Platform Development of CheckFree Services Corporation from May 1997 to February 1998. From 1990 to 1997, Mr. McCoy was Vice President, Corporate Banking Development at Servantis Systems, Inc. Prior to that, Mr. McCoy worked as a large systems architect at BellSouth Corporation.
     Stephen Olsen, age 46, has served as our Executive Vice President since August 1999. Since July 2005, Mr. Olsen has also served as Chief Information Officer of CheckFree Services Corporation. From May 2001 to June 2005, Mr. Olsen served as Executive Vice President and General Manager, CheckFree Electronic Commerce Division, of CheckFree Services Corporation. Mr. Olsen served as our Senior Vice President from December 1997 to August 1999, as Executive Vice President, Chief Information Officer of CheckFree Services Corporation from November 1999 to May 2001, as Executive Vice President, EC Information Technology Operations of CheckFree Services Corporation from August 1999 to November 1999, and as Senior Vice President and Chief Information Officer of CheckFree Services Corporation from March 1997 to August 1999. From 1996 to 1997, Mr. Olsen served as Vice President, Chief Information Officer of Geac Computer Corporation. From 1990 to 1996, Mr. Olsen served as Vice President, Chief Information Officer of Dun & Bradstreet Software.
     Officers are elected annually by the board of directors and serve at its discretion. There are no family relationships among our directors and executive officers.

Ownership of Our Common Stock by Directors and Executive Officers
     The following table sets forth information regarding beneficial ownership of our common stock by each of our directors, each of our executive officers named in the Executive Compensation Table and our directors and executive officers as a group as of September 6, 2006.

	Shares Beneficially Owned (1)(2)
Stockholder	Number	Percent
Peter J. Kight (3)	6,163,754	6.8%

Mark A. Johnson (4)	1,108,129	1.2%

William P. Boardman (5)	50,194	*

James D. Dixon	24,091	*

C. Kim Goodwin (5)	1,189	*

Eugene F. Quinn	19,239	*

Jeffrey M. Wilkins	41,091	*

Stephen E. Olsen	80,565	*

David E. Mangum	131,555	*

Matthew S. Lewis	107,917	*

Randal A. McCoy	42,866	*

All directors and executive officers as a group (14 people) (3)(4)(5)	7,828,318	8.6%

*	Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those shares.

(2)	Includes shares purchasable within 60 days after September 6, 2006, pursuant to the exercise of options covering:
•	1,416,953 shares for Mr. Kight;

•	172,580 shares for Mr. Johnson;

•	44,000 shares for Mr. Boardman;

•	20,000 shares for Mr. Dixon;

•	15,000 shares for Mr. Quinn;

•	36,000 shares for Mr. Wilkins;

•	63,318 shares for Mr. Olsen;

•	127,897 shares for Mr. Mangum;

•	94,966 shares for Mr. Lewis;

•	38,372 shares for Mr. McCoy; and

•	2,083,428 shares for all directors and executive officers as a group.

(3)	Includes 260,222 shares held by the Kight Family Trust II, 2,286 shares held in the Tiso Trust, 2,365 in the Ayers Trust and 20,250 shares held in each of The 2004 Allison Marie Kight Trust and The Preston Gregory Kight Trust. Mr. Kight disclaims ownership of those shares in which he has no pecuniary interest. Does not include 8,600 shares held in the Peter J. Kight and Teresa J. Kight 1995 Children’s Trust and 12,000 shares held by a charitable foundation of which Mr. Kight is the trustee and disclaims any beneficial ownership.

(4)	Does not include 57,703 shares held by the Mark A. Johnson 1997 Irrevocable Children’s Trust in which he has no pecuniary interest and disclaims any beneficial ownership.

(5)	Includes the following deferred stock units that convert to an equal number of shares of common stock upon retirement from the board of directors:
•	1,864 units for Mr. Boardman; and

•	499 units for Ms. Goodwin.

Ownership of Our Common Stock by Principal Stockholders
     The following table sets forth information as of September 6, 2006 (except as noted below), relating to the beneficial ownership of our common stock by each person known by us to own beneficially more than 5% of the outstanding shares of our common stock.

	Shares Beneficially Owned (1)
Stockholder	Number	Percent (2)
Microsoft Corporation (3) One Microsoft Way Redmond, Washington 98052	8,567,250	9.6%

Waddell and Reed Financial, Inc. (4) 6300 Lamar Avenue Overland Park, Kansas 66202	6,333,248	7.1%

Peter J. Kight (5)(6) 4411 East Jones Bridge Road Norcross, Georgia 30092	6,163,754	6.8%

American Century Companies, Inc. (7) 4500 Main Street, 9th Floor Kansas City, Missouri 64111	6,134,372	6.9%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those shares.

(2)	Percentage is calculated as of September 6, 2006.

(3)	Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission by Microsoft Corporation on September 11, 2000.

(4)	According to information contained in a Schedule 13G filed with the Securities and Exchange Commission by Waddell & Reed Financial, Inc., Waddell & Reed Financial Services, Inc., Waddell & Reed, Inc., Waddell & Reed Investment Management Company and Waddell & Reed Ivy Investment Company (collectively the “Filing Persons”) on February 14, 2003, and as amended on January 30, 2004, February 8, 2005 and February 1, 2006, the securities reported above are beneficially owned by one or more open-end investment companies or other managed accounts, which are advised or sub-advised by one of the Filing Persons. Waddell & Reed, Inc. is a broker-dealer and underwriting subsidiary of Waddell & Reed Financial Services, Inc., a parent holding company. In turn, Waddell & Reed Financial Services, Inc. is a subsidiary of Waddell & Reed Financial, Inc., a publicly traded company. The investment advisory contracts grant Waddell & Reed Ivy Investment Company and Waddell & Reed Investment Management Company all investment and/or voting power over securities owned by such advisory clients. The investment sub-advisory contracts grant Waddell & Reed Ivy Investment Company and Waddell & Reed Investment Management Company investment power over securities owned by such sub-advisory clients and, in most cases, voting power. Any investment restriction of a sub-advisory contract does not restrict investment discretion or power in a material manner. Therefore, Waddell & Reed Ivy Investment Company and/or Waddell & Reed Investment Management Company may be deemed the beneficial owner of the securities reported in this table under Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Filing Persons do not believe they are acting as a “group” for purposes of Section 13(d) of the Exchange Act. Indirect “beneficial ownership” is attributed to the respective parent companies solely because of the parent companies’ control relationship to Waddell & Reed Investment Management Company. According to the Schedule 13G, the following entities are deemed to beneficially own the following shares of our common stock: Waddell & Reed Ivy Investment Company (983,794 shares),

Waddell & Reed Investment Management Company (5,349,454 shares), Waddell & Reed, Inc. (5,349,454 shares), Waddell & Reed Financial Services, Inc. (5,349,454 shares) and Waddell & Reed Financial, Inc. (6,333,248 shares).

(5)	Includes 1,416,953 shares purchasable by Mr. Kight pursuant to the exercise of options within 60 days after September 6, 2006.

(6)	Includes 260,222 shares held by the Kight Family Trust II, 2,286 shares held in the Tiso Trust, 2,365 in the Ayers Trust and 20,250 shares held in each of The 2004 Allison Marie Kight Trust and The Preston Gregory Kight Trust. Mr. Kight disclaims ownership of those shares in which he has no pecuniary interest. Does not include 8,600 shares held in the Peter J. Kight and Teresa J. Kight 1995 Children’s Trust and 12,000 shares held by a charitable foundation of which Mr. Kight is the trustee and disclaims any beneficial ownership.

(7)	According to information contained in a Schedule 13G filed with the Securities and Exchange Commission by American Century Companies, Inc., American Century Investment Management, Inc. and American Century Mutual Funds, Inc. on February 13, 2004 and as amended on February 11, 2005 and February 14, 2006, American Century Companies, Inc. is a parent holding company pursuant to Rule 13d-1(b)(1)(ii)(G) of the Exchange Act. American Century Investment Management, Inc. serves as an investment advisor and has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares reported in the table. According to the Schedule 13G, the following entities are deemed to beneficially own the following shares of our common stock: American Century Companies, Inc. (6,134,372, shares), American Century Investment Management, Inc. (6,134,372 shares) and American Century Mutual Funds, Inc. (6,047,000 shares).

Information Concerning Compensation
Executive Compensation
     The following table sets forth certain information regarding compensation paid during our fiscal years ended June 30, 2006, 2005, and 2004 to our Chief Executive Officer and each of our four other most highly compensated executive officers (collectively, the named executive officers).

					Long-Term Compensation
					Awards
		Annual Compensation			Restricted	Securities
				Other Annual	Stock	Underlying	All Other
	Fiscal	Salary	Bonus	Compensation	Awards	Options	Compensation
Name and Principal Position	Year	($)	($)	($) (1)	($) (2)	(#)	($) (3)
Peter J. Kight	2006	$520,000	$589,160	$79,955	$840,018	57,503	$2,600
Chairman and Chief	2005	$520,000	$509,600	$—	$839,993	71,678	$5,739
Executive Officer	2004	$520,000	$503,360	$—	$—	200,000	$2,887

Stephen Olsen	2006	$321,350	$281,693	$—	$324,070	12,152	$5,250
Executive Vice	2005	$308,990	$194,819	$—	$174,004	15,147	$11,948
President and Chief	2004	$290,780	$250,107	$—	$562,516	—	$8,578
Information Officer

David E. Mangum	2006	$270,400	$167,107	$—	$170,982	11,935	$5,250
Executive Vice	2005	$260,000	$140,140	$—	$170,994	14,877	$10,328
President and Chief	2004	$250,000	$166,375	$—	$312,515	—	$5,000
Financial Officer

Matthew S. Lewis	2006	$260,000	$167,310	$—	$84,002	5,750	$5,250
Executive Vice	2005	$250,000	$145,500	$—	$84,004	7,168	$11,077
President and General	2004	$231,000	$128,436	$—	$448,433	—	$5,000
Manager, Electronic Commerce Division

Randal A. McCoy	2006	$269,967	$174,938	$—	$99,015	6,944	$5,250
Executive Vice	2005	$259,854	$127,196	$—	$99,004	2,885	$4,100
President and General	2004	$249,600	$151,008	$—	$406,272	—	$5,000
Manager, Software Division

(1)	For security and business efficiency reasons, Mr. Kight uses our corporate aircraft for business and personal travel. Other Annual Compensation includes the aggregate incremental cost for his personal travel on our aircraft. Aggregate incremental cost is calculated based on the direct variable operating costs of such personal use. These costs include the fuel, trip-related maintenance, miscellaneous travel expenses, and other variable costs incurred in connection with Mr. Kight’s personal flights. Because our corporate aircraft is used predominantly for business purposes, we have not included fixed costs, such as pilots’ salaries, which do not change based on usage. For fiscal 2006, such incremental cost was $79,955. For fiscal 2005 and 2004, the aggregate incremental cost did not exceed $50,000. In addition, Mr. Kight reimburses the Company for all of his personal use of our corporate aircraft at the Standard Industry Fair Level rates as published by the Internal Revenue Service.

(2)	In fiscal 2006, represents performance accelerated restricted stock awards (“PARS”) valued at $40.25 per share at the date of grant, received as long-term incentive awards under the company’s 2002 Stock Incentive Plan. Mr. Kight received 20,870 shares, Mr. Olsen received 4,325 shares, Mr. Mangum received 4,248 shares, Mr. Lewis received 2,087 shares, and Mr. McCoy received 2,460 shares. The PARS represent restricted stock that will vest on the third anniversary of the date of grant if targeted revenue, underlying earnings per share and free cash flow are achieved on a cumulative basis for the three fiscal years after the grant. Any portion of the award not vested on such third anniversary due to the failure to achieve the cumulative three year performance targets will vest on the fifth anniversary of the date of the grant, based on continued employment with the Company. We separately determine vesting on the portion of the restricted stock award associated with each of the three financial goals. The earliest determination of vesting will be August 6, 2008. Additionally, in fiscal 2006, Mr. Olsen received 2,740 shares at $54.77 as additional compensation for a short-term assignment in our Investment Services Division.

In fiscal 2005, represents PARS valued at $25.51 per share at the date of grant, received as long-term incentive awards under the company’s 2002 Stock Incentive Plan. Mr. Kight received 32,928 shares, Mr. Olsen received 6,821 shares, Mr. Mangum received 6,703 shares, Mr. Lewis received 3,293 shares and Mr. McCoy received 3,881 shares. The PARS represent restricted stock that will vest on the third anniversary of the date of grant if targeted revenue, underlying earnings per share and free cash flow are achieved on a cumulative basis for the three fiscal years after the date of grant. Any portion of the award not vested on such third anniversary due to the failure to achieve the cumulative three year performance targets will vest on the fifth anniversary of the date of grant, based on continued employment with the Company. We separately determine vesting on the portion of the restricted stock award associated with each of the three financial goals. The earliest determination of vesting will be August 6, 2007.

In fiscal 2004, represents restricted stock valued at $26.50 per share at the date of grant, received in exchange for surrendered stock options held with an exercise price of greater than $44.00 as part of our stock option exchange program. Mr. Olsen exchanged 90,000 options for 21,227 shares of restricted stock. Mr. Magnum exchanged 50,000 options for 11,793 shares of restricted stock. Mr. Lewis exchanged 67,500 options for 15,331 shares of restricted stock. Mr. McCoy exchanged 65,000 options for 15,531 shares of restricted stock. Mr. Kight did not participate in the option exchange. These shares of restricted stock vested at a rate of 33-1/3 % each year beginning on July 17, 2004, based on continued employment with the Company.

As of June 30, 2006, the aggregate restricted stock holdings and the value of such holdings (based on the $49.56 fair market value of our common stock on June 30, 2006) for each of the named executive officers were: 53,798 shares / $2,666,229 for Mr. Kight; 35,111 shares / $1,740,101 for Mr. Olsen; 22,744 shares / $1,127,193 for Mr. Mangum; 20,711 shares / $1,026,437 for Mr. Lewis; and 21,672 shares / $1,074,064 for Mr. McCoy.

Shares of restricted stock are not eligible to vote or to receive or accrue dividends, if declared by the Company, until such shares of restricted stock are vested.

(3)	For fiscal year 2006, includes matching contributions to our 401(k) Plan of $2,600 for Mr. Kight, $5,250 for Mr. Olsen, $5,250 for Mr. Mangum, $5,250 for Mr. Lewis, and $5,250 for Mr. McCoy. For fiscal year 2005, includes matching contribution to our 401(k) Plan of $ 4,100 for Mr. Olsen, $4,100 for Mr. Mangum, $4,100 for Mr. Lewis, and $4,100 for Mr. McCoy; and a tax gross up for Chairman’s Club award (our annual incentive employee award trip) of $5,739 for Mr. Kight, $7,848 for Mr. Olsen, $6,228 for Mr. Mangum and $6,977 for Mr. Lewis. For fiscal year 2004, includes matching contribution to our 401(k) Plan of $5,000 for Mr. Olsen, $5,000 for Mr. Mangum, $5,000 for Mr. Lewis, and $5,000 for Mr. McCoy; and a tax gross up for Chairman’s Club award (our annual incentive employee award trip) of $2,887 for Mr. Kight and $3,578 for Mr. Olsen.

Option Grants in Last Fiscal Year
     The following table sets forth certain information concerning the grant of stock options to the named executive officers under our 2002 Stock Incentive Plan during the 2006 fiscal year.

Individual Grants (1)
	Number of
	Securities	% of Total			Potential Realized Value at
	Underlying	Options			Assumed Annual Rates of
	Options	Granted to	Exercise		Stock Price Appreciation for
	Granted	Employees in	Price	Expiration	Option Terms(4)(5)
Name	(#) (2)	Fiscal Year (3)	($/Share)	Date	5%($)	10%($)
Peter J. Kight	57,503	42.6%	$40.25	2015	$1,455,574	$3,688,710

Stephen Olsen	12,152	9.0%	$40.25	2015	$307,604	$779,528

David E. Mangum	11,935	8.8%	$40.25	2015	$302,111	$765,608

Matthew S. Lewis	5,750	4.3%	$40.25	2015	$145,550	$368,852

Randal A. McCoy	6,944	5.1%	$40.25	2015	$175,744	$445,445

(1)	This table covers the period from July 1, 2005 to June 30, 2006.

(2)	These options vest at a rate of 33-1/3% per year beginning on the first anniversary of the grant date.

(3)	Percentage is based upon 134,988 options granted to associates in fiscal 2006.

(4)	The dollar amounts in these columns are the product of (a) the difference between (1) the product of the per share market price at the date of grant and the sum of 1 plus the assumed rate of appreciation (5% and 10%) compounded over the term of the option (ten years) and (2) the per share exercise price and (b) the number of shares underlying the grant.

(5)	The appreciation rates stated are arbitrarily assumed, and may or may not reflect actual appreciation in the stock price over the life of the option. Regardless of any theoretical value which may be placed on a stock option, no increase in its value will occur without an increase in the value of the underlying shares. Whether an increase will be realized will depend not only on the efforts of the recipient of the option, but also upon conditions in our industry, competition, and economic conditions, over which the optionee may have little or no control.

Aggregated Option Exercises and Fiscal Year-End Option Value Table
     The following table provides certain information regarding the number and value of stock options held by our named executive officers at June 30, 2006.

	Shares
	Acquired		Number of Securities		Value of Unexercised
	on	Realized	Underlying Unexercised		In-the-Money Options at Fiscal
	Exercise	Value	Options at Fiscal Year-End (#)		Year-End ($) (2)
	(#)	($) (1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Peter J. Kight	—	$—	1,307,226	171,955	$29,121,869	$3,132,589

Stephen Olsen	20,831	$749,141	47,218	29,250	$673,078	$457,422

David E. Mangum	14,333	$485,519	118,959	21,853	$2,430,203	$349,643

Matthew S. Lewis	—	$—	93,660	10,528	$2,697,423	$168,443

Randal A. McCoy	25,000	$576,661	26,172	19,714	$287,560	$304,847

(1)	Value realized represents the difference between the exercise price of the option shares and the closing price of the option shares on the date the option was exercised. The value realized was determined without consideration for any taxes or brokerage expenses that may have been owed.

(2)	Represents the total gain which would be realized if all in-the-money options held at year end were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the per share fair market price at year end ($49.56 at June 30, 2006). An option is in-the-money if the fair value of the underlying shares exceeds the exercise price of the option.
Equity Compensation Plan Information
     The following table sets forth additional information as of June 30, 2006, concerning shares of our common stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements, divided between plans approved by our stockholders and plans or arrangements not submitted to our stockholders for approval. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options and other rights and the number of shares remaining available for future grants (excluding the shares to be issued upon the exercise of outstanding options, warrants, and other rights).

			Number of securities
	Number of securities to		remaining available for
	be issued upon exercise	Weighted-average exercise	issuance under equity
	of outstanding options,	price of outstanding	compensation plans
	restricted shares,	options, restricted shares,	(excluding securities
	warrants and rights	warrants and rights	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	4,208,631	$24.70	3,830,496

Equity compensation plans not approved by security holders	0	$0	0

Total	4,208,631	$24.70	3,830,496

(1)	Equity compensation plans approved by stockholders include the Third Amended and Restated 1995 Stock Option Plan, the Third Amended and Restated Associate Stock Purchase Plan, the Amended and Restated 1993 Stock Option Plan, the BlueGill Technologies, Inc. 1997 Stock Option Plan, the BlueGill Technologies, Inc. Amended and Restated 1998 Incentive and Non-Qualified Stock Option Plan and the 2002 Stock Incentive Plan.

Employment and Consulting Agreements
     On May 1, 1997, Mr. Kight entered into an employment agreement with us. Mr. Kight’s employment agreement provides for a minimum base salary and a covenant not to compete. Mr. Kight’s minimum base salary was set at $300,000 until July 1, 1997, when it increased to $375,000. Mr. Kight’s base salary was increased to $500,000 for fiscal 2003 and to $520,000 for fiscal 2004. Mr. Kight’s base salary remained at $520,000 for fiscal 2005 and fiscal 2006. Additionally, Mr. Kight received a stock option to purchase 200,000 shares of our common stock at $14.75 per share, the price per share on the date of the employment agreement. The covenant not to compete in Mr. Kight’s employment agreement is for the time of employment, plus a one year period following termination of employment. If Mr. Kight’s employment is terminated as a result of a change in control of our company, if Mr. Kight resigns after a change in control upon making a good faith determination that his employment status or responsibilities have been materially adversely affected, or if Mr. Kight’s employment is terminated by us without cause, he is entitled to receive two times his average annual compensation. The initial term of Mr. Kight’s employment agreement expired on June 30, 2002, but renewed automatically for a twelve-month period, and continues to extend automatically on each July 1 for a twelve-month period unless terminated by us or Mr. Kight as provided in the employment agreement.
     Under Mr. Kight’s employment agreement, a change in control of our company includes the following events:
•	any person (other than a person in control of our company as of the effective date of the employment agreement, a trustee or other fiduciary holding securities under an employee benefit plan of our company, or a company owned directly or indirectly by our stockholders in substantially the same proportions as their ownership of our voting securities) acquiring beneficial ownership, directly or indirectly, of our securities representing a majority of the combined voting power of our then outstanding securities;

•	approval by our stockholders of: (i) a plan of complete liquidation of our company; (ii) an agreement for the sale or disposition of all or substantially all our assets; or (iii) a merger, consolidation, or reorganization of our company with or involving any other corporation in which our voting securities outstanding immediately prior to such transaction do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least a majority of the combined voting power of our voting securities (or such surviving entity) outstanding immediately after such transaction; or

•	during any period of two consecutive years during the term of the employment agreement, individuals who at the beginning of such period constitute the board of directors of our company cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.
     A change in control shall not have occurred under the agreement if Mr. Kight is part of the purchasing group which consummates the change in control transaction. Mr. Kight shall be deemed “part of a purchasing group” if he is an equity participant or has been identified as a potential equity participant in the purchasing company or group except for: (i) passive ownership of less than three percent (3%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the change in control by a majority of our non-employee continuing directors.

The following Compensation Committee Report, Performance Graph, and Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any of our filings under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.
Report of the Compensation Committee of
the Board of Directors
     The Compensation Committee has the authority and responsibility to establish, determine and administer:
•	CheckFree’s officer compensation policies;

•	the salaries of CheckFree’s executive officers;

•	the formula for bonus awards to CheckFree’s executive officers and other key employees under the CheckFree Corporation 2003 Incentive Compensation Plan; and

•	the grants of equity awards to CheckFree’s executive officers and other key employees under the CheckFree Corporation 1995 Stock Option Plan and 2002 Stock Incentive Plan.
     The Compensation Committee consists solely of non-employee directors, each of whom is also “independent” as defined by the National Association of Securities Dealers Marketplace Rules. In general, the philosophy of the Compensation Committee is to attract and retain qualified executives, reward current and past individual performance, provide short-term and long-term incentives for superior future performance, and relate total compensation to individual performance as well as to the Company’s performance. For fiscal 2006, the compensation policy of the Compensation Committee was for executive officer total compensation to be competitive with similar financial services and technology companies.
     CEO Employment Agreement. We entered into an employment agreement with our Chief Executive Officer, Mr. Kight effective May 1, 1997. The term of the employment agreement is five years, with automatic one-year renewals thereafter.
     Base Salaries. The determination by the Compensation Committee of executive officer base salaries, including the Company’s chief executive officer, for fiscal 2006 was based primarily on subjective factors, such as the Compensation Committee’s perception of individual performance and the executive officer’s contribution to the Company’s overall performance, and not on specific criteria. No specific weight was given to any of these factors because each of these factors was considered significant and the relevance of each varies depending upon an officer’s responsibilities. For fiscal 2006, Mr. Kight’s base salary was $520,000.
     Cash Bonus Payments. In order to motivate management to meet both CheckFree’s short-term and long-term objectives, the Compensation Committee and board of directors approved the CheckFree Corporation 2003 Incentive Compensation Plan for key employees, and the Company’s stockholders approved such plan at the 2003 Annual Meeting of Stockholders. The purpose of the 2003 Incentive Compensation Plan is to optimize growth and profitability of the Company by providing to key employees incentives that encourage, recognize and reward exceptional levels of corporate, business unit, or individual performance. Through the 2003 Incentive Compensation Plan, the Compensation Committee intends to use award dollars as a clear communication vehicle linking the interests of eligible key employees with the interests of the Company by establishing a direct link between performance and incentive payments. Under this plan, bonuses for fiscal 2006 were paid to each executive officer, including the Company’s chief executive officer, based partially on the achievement of revenue targets and partially on the achievement of underlying operating income targets. Mr. Kight earned a bonus for fiscal 2006 of $589,160 under the 2003 Incentive Compensation Plan.

     Equity Incentives. In 1995, the Company’s stockholders approved the CheckFree Corporation 1995 Stock Option Plan to provide long-term incentives to key employees and motivate key employees to improve the Company’s performance and thereby increase its common stock price. In 2002, the stockholders approved the CheckFree Corporation 2002 Stock Incentive Plan, which allows CheckFree the flexibility to provide incentives to its associates, consultants and non-employee directors through the issuance of stock options, stock appreciation rights, restricted stock awards, performance units and performance shares. The 2002 Stock Incentive Plan replaced the 1995 Stock Option Plan, and provides the Company with greater flexibility with respect to the types of awards that it may make to participants. The 1995 Stock Option Plan continues to exist to the extent that options granted prior to the effective date of the 2002 Stock Incentive Plan continue to remain outstanding.
     During fiscal 2005, based partly on the advice of a compensation consultant, the Compensation Committee determined that certain modifications to the Company’s compensation philosophy should be made in order to more closely tie the long-term financial incentives of its key employees to its overall performance goals. Among other factors, the Committee specifically considered ongoing stock market volatility, which can result in stock options being “underwater,” recent changes in accounting rules requiring companies to expense stock options in a way that negatively affects earnings, and the dilutive affect that large numbers of stock options can have on the Company’s stockholders. Based on these and other factors, the Committee determined that the broad-based use of stock options as a long-term incentive for the Company’s key employees was no longer in the best interests of the Company, nor a true long-term incentive to the Company’s key employees.
     Instead, the Committee determined that the primary long-term incentive award for the Company’s key employees would be the grant of performance accelerated restricted stock awards (“PARS”) under the 2002 Stock Incentive Plan, and that the Committee would utilize stock option grants only for a more limited group of key employees. The PARS represent restricted stock that will vest on the third anniversary of the date of grant if specified underlying revenue, earnings per share and free cash flow targets of the Company are achieved on a cumulative basis for the three fiscal years after the date of grant. Any portion of the award not vested on such third anniversary due to the failure to achieve the cumulative three year performance targets will vest on the fifth anniversary of the date of grant.
     On August 5, 2005, pursuant to the 2002 Stock Incentive Plan, the Compensation Committee granted Mr. Kight 20,870 PARS and 57,503 stock options at an exercise price of $40.25 per share, which was the fair market value of the shares on August 4, 2005 (the last trading date prior to the grant date).
     Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to each of its five most highly paid executive officers, except that certain performance-based compensation approved by stockholders is not subject to the deduction limit. The Company’s 2002 Stock Incentive Plan and 2003 Incentive Compensation Plan are designed to meet the criteria of this exception so that certain awards under these plans are not subject to the deduction limit of Section 162(m) of the Code and therefore could be fully deductible. While the Compensation Committee has designed these plans to allow full deductibility, it has not adopted a policy that all compensation must be deductible because it believes that it is in the best interests of stockholders for the Compensation Committee to maintain flexibility in the design of the Company’s compensation plans.

Compensation Committee

Eugene F. Quinn (Chairman), William P. Boardman and James D. Dixon

Performance Graph
     The following Performance Graph compares our performance with that of The Nasdaq Stock Market – U.S. Index and The S & P Supercap Data Processing & Outsourced Services Index, which is a published industry index. The comparison of the cumulative total return to stockholders for each of the periods assumes that $100 was invested on June 30, 2001, in our common stock, and in The Nasdaq Stock Market – U.S. Index and The S & P Supercap Data Processing & Outsourced Services Index and that all dividends were reinvested.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG CHECKFREE CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE S & P SUPERCAP DATA PROCESSING & OUTSOURCED SERVICES INDEX

*   $100 invested on 6/30/01 in stock or index-including reinvestment of dividends. Fiscal year ending June 30.

Report of the Audit Committee of the Board of Directors
     The Audit Committee of the CheckFree Corporation board of directors met eight times in fiscal 2006. Each member of the Audit Committee meets the independence requirements for audit committee membership set forth in the Nasdaq Rules and the SEC Rules, and the composition requirements for audit committee membership set forth in the Nasdaq Rules. The board of directors has determined that Mr. Dixon is an audit committee financial expert as that term is defined in the SEC Rules. The Audit Committee oversees the accounting and financial reporting processes and the audits of the financial statements of the company. On August 31, 2004, the Audit Committee recommended, and on September 9, 2004, the board of directors approved, an amended and restated audit committee charter to address recent pronouncements by the Securities and Exchange Commission and the Nasdaq Global Select Market.
     In fulfilling its responsibilities, the Audit Committee selected Deloitte & Touche LLP as CheckFree’s independent public accountants for fiscal 2006. The Audit Committee:
     (a) reviewed and discussed the audited financial statements with CheckFree management;
     (b) discussed with Deloitte & Touche LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380), as may be modified or supplemented;
     (c) received the written disclosures and the letter from Deloitte & Touche llp required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and discussed with Deloitte & Touche LLP its independence; and
     (d) based on the review and discussions referred to in paragraphs (a) through (c) above, recommended to the board of directors that the audited financial statements be included in CheckFree’s Annual Report on Form 10-K for the year ended June 30, 2006, for filing with the Securities and Exchange Commission.
     The Audit Committee provided guidance and oversight to CheckFree’s internal audit function including review of the organization, plans and results of this activity. In addition, the Audit Committee was afforded the routine opportunity to meet privately with each of the company’s Chief Financial Officer, Chief Accounting Officer, members of the internal audit group, and Deloitte & Touche LLP, and was encouraged to discuss any matters they desired.
     The Audit Committee also met with selected members of management and the independent public accountants to review financial statements (including quarterly reports), discussing such matters as the quality of earnings; estimates, reserves, and accruals; suitability of accounting principles; critical accounting estimates; highly judgmental areas; and audit adjustments whether or not recorded.
     In addition, the Audit Committee considered the quality and adequacy of the company’s internal controls and the status of pending litigation, taxation matters and other areas of oversight to the financial reporting and audit process that the Audit Committee felt appropriate.
     Management’s responsibility for financial reporting and the report and opinion of Deloitte & Touche LLP are filed separately in CheckFree’s Annual Report on Form 10-K and should be read in conjunction with this letter and review of the financial statements.
     Based upon its work and the information received in the inquiries outlined above, the Audit Committee is satisfied that its responsibilities under its charter for the period ended June 30, 2006, were met and that the company’s financial reporting and audit processes are functioning effectively.

Audit Committee

James D. Dixon (Chairman), Jeffrey M. Wilkins, Eugene F. Quinn and C. Kim Goodwin

Certain Relationships and Related Transactions
Compensation Committee Interlocks and Insider Participation
     The members of the Compensation Committee of our board of directors in fiscal 2006 were Messrs. Quinn (Chairman), Boardman and Dixon. There are no “interlocks,” as defined by the Securities and Exchange Commission, with respect to any member of the Compensation Committee.
Transactions Between Microsoft Corporation and CheckFree Corporation
     Mr. Levin, Vice President of Microsoft Corporation’s Office Business Applications group, served on our board of directors until his resignation in February 2006. On September 1, 2000, we acquired TransPoint from Microsoft, First Data Corporation and Citibank, N.A. in exchange for 17 million shares of our common stock. As part of the TransPoint acquisition, Microsoft received 8,567,250 shares of our common stock. Pursuant to the terms of the TransPoint acquisition, we entered into a stockholder agreement, dated as of September 1, 2000, with Microsoft that gave Microsoft the right to designate for election a director to our board for such time as it owned at least 6,425,438 shares of our common stock. On August 29, 2006, we agreed with Microsoft to terminate the stockholder agreement. As of June 30, 2006, Microsoft continued to own 8,567,250 shares of our common stock.
     In addition, we entered into a commercial alliance agreement with Microsoft as part of the TransPoint acquisition. Under the terms of the commercial alliance agreement, Microsoft, among other things, agreed to use us exclusively for all pay anyone and bill presentment services offered by Microsoft, subject to various exceptions for types of services not available from us and the provision of technology in various circumstances related to Microsoft’s current business and product lines. The commercial alliance agreement also provided for a minimum fee and revenue guarantee to us of $120.0 million over the five year term of the agreement. During fiscal 2006, we earned $18.0 million of revenue from Microsoft in connection with the commercial alliance agreement.
     In April 2004, we entered into a written agreement with Microsoft for the purchase of Windows Server, SQL Server and Microsoft Developer Network software licenses and related engineering consulting services. The agreement requires a minimum purchase by us of approximately $292,000, $67,000 and $67,000 in software licenses during the first, second and third years of the agreement, respectively. The agreement also requires us to purchase a minimum of $213,500, $182,000 and $105,500 in engineering consulting services during the first, second and third years of the agreement, respectively. We paid the minimum commitment amounts for the software licenses and consulting services for the third year of the contract during fiscal 2006.
     In addition, during fiscal 2006, we incurred $1,884,623 of expense for other Microsoft software user licenses and related services.
Miscellaneous
     Curtis A. Loveland, our Secretary, is a partner in the law firm of Porter, Wright, Morris & Arthur LLP, which firm provides us with legal services. Mr. Loveland owns less than 1% of our outstanding common stock.

Approval of the CheckFree Corporation 2006 Associate Stock Purchase Plan
     At the annual meeting, we will submit to stockholders a proposal to adopt the CheckFree Corporation 2006 Associate Stock Purchase Plan (the “Associate Plan”). If adopted, the Associate Plan will replace our Third Amended and Restated Associate Stock Purchase Plan (the “Old Associate Plan”), which expires on December 31, 2006. The total number of shares available for awards under the Associate Plan will be no more than 2,000,000 shares.
     Our board of directors unanimously approved the adoption of the Associate Plan on July 27, 2006. This summary of the principal features of the Associate Plan is qualified in its entirety by the full text of the Associate Plan, which we have attached to this proxy statement as Appendix A and which we incorporate herein by reference. A vote in favor of adopting the Associate Plan will constitute approval of all terms of the Associate Plan.
     The Associate Plan is an arrangement under which employees of our company and our subsidiaries may purchase our common stock at a discounted price through payroll deductions. Through the Associate Plan, we intend to:
•	align our employees’ interests with those of our stockholders, encourage our employees’ ownership interest in our company, and encourage them to remain with our company;

•	attract individuals with a high degree of training, experience, expertise and ability and provide an opportunity to such individuals to acquire a proprietary interest in our success; and

•	provide incentives to employees of our company and our subsidiaries.
     The Associate Plan is administered by the Compensation Committee of our board of directors (the “Committee”), or any other committee of members of the board that our board of directors appoints to administer the Associate Plan. The Committee may delegate its authority to an administrator.
     Any individual who is an employee of our company or any approved subsidiary of our company whose customary employment with us or with any approved subsidiary is at least twenty (20) hours per week, and who has been employed by us for a period of at least ninety (90) days, is eligible to participate in the Associate Plan. The number of eligible participants in the Associate Plan as of August 31, 2006, was approximately 3,457 persons.
     Notwithstanding the eligibility provisions described above, no employee of our company or any approved subsidiary may be granted an option to purchase our common stock under the Associate Plan: (i) if, immediately after the grant, such employee would own capital stock of our company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of our company, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of our company and our subsidiaries to accrue at a rate which exceeds $25,000 worth of stock (determined at the time such option is granted) for any calendar year in which such option would be outstanding at any time.
     Eligible employees are entitled to participate in any or all of the offering periods (“Offering Periods”) conducted under the Associate Plan during each calendar year. Under the Associate Plan, the Committee will have discretion to establish the Offering Periods from time to time. Initially, the Offering Periods will commence January 1 and July 1 of each year and end on the following June 30 and December 31, respectively, provided, however, that the Committee may change the duration of the Offering Periods. An option granted under the Associate Plan may not be exercisable more than twenty-seven (27) months from its date of grant. During each Offering Period, eligible employees may direct and authorize us to make payroll deductions during the Offering Period in an amount from one percent (1%) to fifteen percent (15%) of such employee’s compensation which he or she receives during the Offering Period. All payroll deductions made for a participant are credited to his or her account under the Associate Plan. A participant may not make additional payments into such account. Our board of directors may limit the number of shares of our common stock that participants can acquire in any Offering Period by giving notice to employees prior to the beginning of such Offering Period.
     On the first day of each Offering Period, each eligible employee participating in the Offering Period is granted an option to purchase on the last day of each Offering Period (at the applicable purchase price) up to a number of shares of our common stock determined by dividing such employee’s payroll deductions accumulated during the Offering Period by the applicable purchase price. We do not receive any consideration for the grant of any options.

     On the last day of each Offering Period, each participating employee purchases shares at a purchase price per share in amount equal to eighty-five percent (85%) of the fair market value of a share of our common stock on the last trading day of each Offering Period.
     A participant in the Associate Plan may discontinue his or her participation in the plan by notifying us. A participant in the Associate Plan may increase or decrease his or her participation in the Associate Plan during an Offering Period. If our stockholders approve the Associate Plan at the annual meeting, the maximum number of shares of our common stock which will be issued pursuant to the Associate Plan will be 2,000,000 shares, subject to appropriate adjustment if there is any increase, reduction, or change or exchange of our common stock for a different number or kind of shares or other securities of our company due to a reclassification, recapitalization, merger, consolidation, reorganization, share dividend, share split or reverse split, combination or exchange of shares, repurchase of our common stock or change in corporate structure. The Committee will conclusively determine such appropriate adjustments, if any, to be made under the Associate Plan. The market value of the 2,000,000 shares of our common stock to be subject to the Associate Plan was approximately $71,600,000 at August 31, 2006.
     Our board of directors may at any time and for any reason, no more than once every six months, amend, modify, suspend or terminate the Associate Plan, provided no such termination can affect options previously granted. The Associate Plan will automatically terminate on December 31, 2016, unless our board of directors terminates it before that time.
Federal Income Tax Consequences of the Associate Plan
     Options granted under the Associate Plan are intended to constitute qualified stock options in an “employee stock purchase plan” under Section 423 of the Code. Generally, a participant will not realize taxable income at the time an option is granted under the Associate Plan or at the time of purchase of shares of our common stock under the Associate Plan. If a participant disposes of the shares (other than a transfer by a decedent to his or her estate) two years or more after the date of the grant of the option and at least one year after acquiring such shares, he or she will recognize as ordinary income an amount equal to the lesser of (1) the excess of the amount realized on the disposition of the shares over the amount paid for such shares, or (2) 15% of the fair market value of the shares at the time of grant of the option. Any additional gain from the disposition of the shares will be treated as capital gain.
     Upon disposition of the shares (including any gifts of shares) within two years after the date when a participant is granted an option or within one year after the date a participant acquires such shares, the participant generally will have ordinary income equal to the excess of the fair market value of the shares on the date of purchase over the amount paid for the shares. In addition, the participant may incur a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and basis in the shares (i.e., purchase price plus the amount, if any, taxed to the participant as ordinary income as described above).
     We generally will not be allowed a deduction for shares employees purchase under the Associate Plan. If, however, an employee is required to report ordinary income because the employee disposed of the shares before the expiration of the holding periods described above, we will be entitled to a deduction equal to the amount of ordinary income the employee is required to recognize.

     Upon a disposition of any shares of our common stock received upon the exercise of any option under the Associate Plan or any event resulting in taxable compensation to a participant, we will have the right to require the participant to remit to us an amount sufficient to satisfy all federal, state and local requirements as to income tax withholding and employee contributions to employment taxes or, alternatively, in the Committee’s sole discretion, we may withhold all such amounts from other cash compensation then being paid to the participant by us.
     We do not intend the preceding discussion to be a complete explanation of all of the income tax consequences of participating in the Associate Plan. Participants in the Associate Plan should consult their own personal tax advisors to determine the particular tax consequences of the Associate Plan to them, including the application and effect of foreign, state and local taxes, and any changes in the federal tax laws from the date of this proxy statement.
Required Vote
     The approval of the Associate Plan requires the affirmative vote of a majority of the shares represented and voting, in person or by proxy, at the annual meeting.
Our board of directors recommends that you vote FOR the Associate Stock Purchase Plan.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and greater than 10% stockholders, to file reports of ownership and changes in ownership of our securities with the Securities and Exchange Commission. Copies of the reports are required by SEC regulation to be furnished to us. Based on our review of these reports and written representations from reporting persons, we believe that all reporting persons complied with all filing requirements during the year ended June 30, 2006, with the exception of one late Form 4 filing for Mr. Olsen and one late Form 4 filing for each of Messrs. Boardman, Dixon, Levin, Quinn and Wilkins. The Form 4s for Messrs. Boardman, Dixon, Levin, Quinn and Wilkins were timely filed, but due to a clerical error, the number of shares issued were underreported on each Form 4 by 352 shares. Mr. Olsen’s Form 4 reported one stock option exercise and the sales of the shares received upon such option exercise.
Independent Public Accountants
     The Audit Committee of our board of directors has appointed Deloitte & Touche LLP, independent public accountants, as our auditors for fiscal 2007. Deloitte & Touche LLP has served as our independent public accountants since 1981. The Audit Committee believes that the reappointment of Deloitte & Touche LLP for fiscal 2007 is appropriate because of the firm’s reputation, qualifications, and experience. Representatives of Deloitte & Touche LLP will be present at our annual meeting and will have an opportunity to make a statement if they desire to do so. These representatives will be available to respond to appropriate questions.

Fees of the Independent Public Accountants for Fiscal 2006
     Aggregate fees billed to us for the fiscal years ended June 30, 2006 and 2005 by our principal accounting firm, Deloitte & Touche LLP were:

	Fiscal Year Ended June 30,
	2006	2005
Audit Fees (a)	$1,405,562	$1,492,680
Audit Related Fees (b)	112,287	70,932
Tax Fees (c)	110,209	812,533
All Other Fees (d)	—	—

Total Fees	$1,628,058	$2,376,145

(a)	Represents the aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of our annual financial statements for our two most recent years ended June 30, 2006 and 2005, including Sarbanes-Oxley Section 404 attestation procedures, for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for the same fiscal years, and services associated with securities filings for the same fiscal years.

(b)	Represents the aggregate fees billed by Deloitte & Touche LLP for services rendered to us for audits in connection with acquisitions, assurance and related services that are reasonably related to the performance of our audit or review of our financial statements not included in the “Audit Fees” category, employee benefit plan audits and accounting consultations.

(c)	Represents the aggregate fees billed by Deloitte & Touche LLP for professional services rendered to us for tax compliance services and tax planning and advice.

(d)	Represents the aggregate fees billed by Deloitte & Touche LLP for review of our information systems controls and other non-audit related consultations.
     The Audit Committee has considered whether the provision of audit-related and other non-audit services by Deloitte & Touche is compatible with maintaining Deloitte & Touche’s independence.
     Our Audit Committee has established a policy requiring the pre-approval of all audit and non-audit services provided to us by Deloitte & Touche. The policy provides for pre-approval of audit, audit-related and tax services specifically described by the Audit Committee. The Audit Committee has delegated to its chair authority to pre-approve permitted services between the Audit Committee’s regularly scheduled meetings, and the chair must report any pre-approval decisions to the Audit Committee at its next scheduled meeting for review by the committee. The policy prohibits the Audit Committee from delegating to management the committee’s responsibility to pre-approve permitted services of our independent auditor. All of the services reflected in the table above were pre-approved in accordance with the policy.
Proposals by Stockholders for 2007 Annual Meeting
     If any of our stockholders wishes to submit a proposal to be included in next year’s proxy statement and acted upon at our 2007 Annual Meeting of Stockholders, the proposal must be received by our Corporate Secretary at our principal executive offices, 4411 East Jones Bridge Road, Norcross, Georgia 30092, prior to the close of business on July 4, 2007. Any stockholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 for presentation to our 2007 Annual Meeting of Stockholders will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is received by us after September 17, 2007.

Certain Matters Relating to Proxy Materials and Annual Reports
     The SEC has adopted specific rules regarding delivery of proxy statements and annual reports to stockholders sharing the same address. We may satisfy these delivery rules by delivering a single proxy statement and annual report to an address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can also result in significant cost savings for us. To take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement or annual report, as requested, to a stockholder at a shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of a proxy statement or annual report, either now or in the future, you can request a separate copy of the proxy statement or annual report by writing to us at the following address: Investor Relations, CheckFree Corporation, 4411 East Jones Bridge Road, Norcross, Georgia 30092, Attention: Tina Moore, or by telephoning us at (678) 375-3000.
     If you are currently a stockholder sharing an address with another CheckFree stockholder and wish to have your future proxy statements and annual reports householded, please contact us at the above address or telephone number.
Form 10-K
     A copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2006, including financial statements, exhibits and any amendments thereto, as filed with the Securities and Exchange Commission, may be obtained without charge upon written request to: Tina Moore, Investor Relations Manager, CheckFree Corporation, 4411 East Jones Bridge Road, Norcross, Georgia 30092. The Annual Report on Form 10-K is also available through our corporate Internet website, www.checkfreecorp.com.
Other Matters
     As of the date of this proxy statement, our management knows of no other business that will come before the annual meeting. Should any other matter requiring a vote of the stockholders arise, the proxy in the enclosed form confers upon the persons designated to vote the shares discretionary authority to vote with respect to these matter in accordance with their best judgment.
     Our 2006 Annual Report to Stockholders, including financial statements, was furnished to our stockholders prior to or concurrently with the mailing of this proxy material.

By Order of the Board of Directors,

Curtis A. Loveland Secretary

APPENDIX A
CHECKFREE CORPORATION
2006 ASSOCIATE STOCK PURCHASE PLAN
1. Purpose.
     The CheckFree Corporation 2006 Associate Stock Purchase Plan (the “Plan”) is being established for the benefit of employees of CheckFree Corporation, a Delaware corporation (the “Company”), and certain affiliated companies. The Plan is intended to provide eligible employees with an opportunity to purchase shares of common stock, $0.01 par value, of the Company (the “Shares”), through accumulated payroll deductions. It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code, and the provisions of the Plan shall be construed in a manner consistent with the requirements of such Section of the Code.
2. Definitions.
     (a) “Board” shall mean the Board of Directors of the Company.
     (b) “Change in Capitalization” shall mean any increase, reduction, or change or exchange of Shares for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, share dividend, share split or reverse share split, combination or exchange of shares, repurchase of Shares, change in corporate structure or otherwise.
     (c) “Change in Control” of the Company shall have the meaning given in Section 16(b) hereof.
     (d) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
     (e) “Committee” shall mean Compensation Committee or any other committee of members of the Board appointed by the Board to administer the Plan and to perform the functions set forth herein.
     (f) “Company” shall mean CheckFree Corporation, a corporation organized under the laws of the State of Delaware, or any successor corporation.
     (g) “Compensation” shall mean the fixed salary, wages, commissions, overtime pay and bonuses paid by an Employer to an Employee, including an Employee’s portion of compensation deferral contributions pursuant to Section 401(k) of the Code, any amount excludable pursuant to Section 125 of the Code, and/or any non-qualified compensation deferrals, but excluding any foreign service allowance, severance pay, expense reimbursement, or any benefit paid by a third-party payer under any employee benefit plan maintained by the Employer.
     (h) “Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence taken pursuant to the Employer’s written leave of absence policy if such leave is for a continuous period of not more than one year.
     (i) “Designated Subsidiaries” shall mean the Subsidiaries of the Company as of the Effective Date, and corporations which become Subsidiaries of the Company after the Effective Date.
     (j) “Effective Date” shall have the meaning set forth in Section 22 hereof.
     (k) “Employee” shall mean any person, including an officer, who as of an Offering Date is (i) regularly employed by the Company or a Designated Subsidiary of the Company for more than twenty (20) hours per week, and (ii) who has been employed by such Employer for a period of at least ninety (90) days.
     (l) “Employer” shall mean, as to any particular Employee, the corporation which employs such Employee, whether it is the Company or a Designated Subsidiary of the Company.

     (m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
     (n) “Exercise Date” shall mean the last business day of each Offering Period, except as the Committee may otherwise provide. For purposes of the Plan, the term “business day” means a day on which there is permitted trading of the Shares on the Nasdaq Global Select Market or on a national securities exchange, whichever is applicable; and if neither is applicable, a day that is not a Saturday, Sunday or legal holiday in the State of Delaware.
     (o) “Fair Market Value” per Share as of a particular date shall mean:
(i) the closing sales price, regular way for the Shares on any national securities exchange on which the Shares are actively traded on such date (or if such exchange was not open for trading on such date, the next preceding date on which it was open); or
(ii) if there is no price as specified in (i), the mean of the last reported bid-and-asked quotations regular way, for the Shares on such exchange on such date (or if there was no such quotations on such date, the next preceding date); or
(iii) if there also is no price as specified in (ii), the closing sales price, regular way, or in the absence thereof the mean of the last reported bid-and-asked quotations, for the Shares on the other exchange on which the Shares are permitted to trade having the greatest volume of trading in the Shares during the 30-day period preceding such date, on such date (or if there were no such quotations on such date, the next preceding date); or
(iv) if there also is no price as specified in (iii), the final reported sales price, or if not reported in the following manner, the highest bid quotation, in the over-the-counter market for the Shares as reported by the National Association of Securities Dealers Automatic Quotation System, or if not so reported, then as reported by the National Quotation Bureau Incorporated, or if such organization is not in existence, by an organization providing similar services, on such date (or if such date is not a date for which such system or organization generally provides reports, then on the next preceding date for which it does so); or
(v) if there also is no price as specified in (iv), the price determined by the Committee by reference to the bid-and-asked quotations for the Shares provided by members of an association of brokers and dealers registered pursuant to subsection 15(b) of the Exchange Act, which members make a market in the Shares, for such recent dates as the Committee shall determine to be appropriate for fairly determining current fair market value; or
(vi) if there also is no price as specified in (v), the price determined by the Committee for the date in question.
     (p) “Offering Date” shall mean the first business day of each Offering Period. In the event that the Board specifies the maximum number of Shares that a Participant may be permitted to acquire during an Offering Period pursuant to Section 5(b) hereof, the Offering Date of an Offering Period will be the grant date for the options offered in such Offering Period. If no such maximum number of Shares has been specified by the Board pursuant to Section 5(b) hereof, the Exercise Date of an Offering Period will be the grant date for the options offered in such Offering Period. Notwithstanding the foregoing, the first Offering Date following the adoption of the Plan shall be the first business day on or after the Effective Date.
     (q) “Offering Period” shall mean the period of time designated by the Committee during which employees may purchase stock under the Plan; provided, however, that no option granted under the Plan shall be exercisable more than twenty-seven (27) months from its date of grant. Notwithstanding the foregoing, the first Offering Period following the adoption of the Plan shall begin on the Effective Date and end on June 30, 2007.
     (r) “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting an option, each of the corporations other than the Company owns shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

     (s) “Participant” shall mean an Employee who participates in the Plan.
     (t) “Participant’s Account” shall mean the account established for a Participant pursuant to the Plan to which his or her payroll deductions, Shares acquired under the Plan, dividends received from such Shares, and dividend reinvestments shall be credited and from which cash distributions, cash used to purchase Shares and distributions of Shares will be debited.
     (u) “Plan” shall mean the CheckFree Corporation 2006 Associate Stock Purchase Plan, as amended from time to time.
     (v) “Shares” shall mean common stock, $0.01 par value, of the Company.
     (w) “Subsidiary” shall mean any corporation (other than the Company) or other business organization in an unbroken chain of corporations or business organizations beginning with the Company, if, at the time of granting an option, each of the corporations or other business organizations other than the last corporation or such other business organization in the unbroken chain owns shares or other voting securities possessing fifty percent (50%) or more of the total combined voting power of all classes of shares or other voting securities in one of the other corporations or such business organizations in such chain.
3. Eligibility.
     (a) Subject to the requirements of Sections 4(b) and 20(d) hereof, any person who is an eligible Employee as of an Offering Date shall be eligible to participate in the Plan and be granted an option for the Offering Period commencing on such Offering Date.
     (b) Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose shares would be attributed to such Employee pursuant to Section 424(d) of the Code) would own shares and/or hold outstanding options to purchase shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary or Parent of the Company, or (ii) which permits such Employee’s right to purchase shares under all employee stock purchase plans (as described in Section 423 of the Code) of the Company and any Subsidiary or Parent of the Company to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of Fair Market Value of such shares (determined at the time such option is granted) for any calendar year in which such option would be outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code. If the Employee’s accumulated payroll deductions on the last day of the Offering Period would otherwise enable the Employee to purchase Shares in excess of the Section 423(b)(8) limitation described in this Section, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the Shares actually purchased shall be refunded to the Employee by the Company, without interest, as soon after the Offering Period as reasonably possible. In the event the Employee elects to discontinue participation in the Plan, such amount shall be promptly refunded to the Employee by the Company, without interest.
4. Grant of Option; Participation; Price.
     (a) On each Offering Date, the Company shall commence an offering by granting each eligible Employee an option to purchase Shares, subject to the limitations set forth in Section 3(b) and Section 10 hereof.
     (b) Each eligible Employee may elect to become a Participant in the Plan with respect to an Offering Period, by filing an agreement with his or her Employer authorizing payroll deductions in accordance with Section 5 hereof. Such authorization will remain in effect for subsequent Offering Periods, until modified or terminated by the Participant by giving written notice to his or her Employer prior to the next occurring Exercise Date. Such authorization to make payroll deductions must be received by the Company at least twenty (20) days before the next succeeding Offering Date.
     (c) The option price per Share subject to an offering shall be 85% of the Fair Market Value of the Shares on the Exercise Date of reference; and, provided further that the option price per Share shall never be less than the par value per Share.

5. Payroll Deductions.
     (a) Subject to Section 4(b) hereof, a Participant may, in accordance with rules and procedures adopted by the Committee, authorize an after-tax payroll deduction of any whole percentage from one percent (1%) to fifteen percent (15%) of such Participant’s Compensation each pay period. A Participant may increase or decrease the payroll deduction by giving written notice to the Company at any time prior to the beginning of an Offering Period (unless otherwise not permitted by the Committee in its sole discretion). A Participant may increase or decrease a payroll deduction only once during each Offering Period for purchases to be made on the Exercise Date at the end of the current Offering Period, and such change must be made in writing to the Company at least thirty (30) days prior to the next occurring Exercise Date. All other changes to the Participant’s payroll deduction will become effective for purchases to be made in the subsequent Offering Period. All payroll deductions made by a Participant shall be credited to such Participant’s Account.
     (b) The Board may, but need not, specify by notice to all Employees prior to the first day of any Offering Period, a maximum number of Shares that any Participant shall be permitted to acquire pursuant to the Plan in any Offering Period, which maximum need not be the same for every Offering Period.
6. Exercise of Option.
     (a) Unless a Participant terminates his or her payroll deduction election and withdraws his or her accumulated payroll deductions from the Plan in accordance with Section 8(a) hereof, or unless the Committee otherwise provides, such Participant’s election to purchase Shares shall be exercised automatically on the Exercise Date, and the maximum number of Shares (excluding any fractional Share, for which purposes the purchase amount shall be rounded to the next lower whole number of Shares) subject to such option will be purchased for such Participant at the applicable option price with the accumulated payroll deductions.
     (b) Any cash balance remaining in a Participant’s Account after the termination of an Offering Period (an “Excess Amount”) shall be dispensed with as follows:
          (i) if the Excess Amount is equal to or exceeds the applicable option price described in Section 6(a) hereof, such Excess Amount shall be refunded to the Participant by the Company, without interest, as soon as reasonably possible;
          (ii) if the Excess Amount is less than the applicable option price described in Section 6(a) hereof, and the Participant has elected to continue participation in the Plan for the next succeeding Offering Period, such Excess Amount shall be carried forward to the Participant’s Account for the purchase of Shares during the next succeeding Offering Period; and
          (iii) if the Excess Amount is less than the applicable option price described in Section 6(a) hereof, and the Participant has elected to discontinue participation in the Plan for the next succeeding Offering Period, such Excess Amount shall be refunded to the Participant by the Company, without interest, as soon as reasonably possible following the termination of next succeeding Offering Period.
     (c) The Shares purchased upon exercise of an option hereunder shall be credited to the Participant’s Account under the Plan within ten (10) business days after the Exercise Date and shall be deemed to be transferred to the Participant as of such crediting date. Except as otherwise provided herein, the Participant shall have all rights of a shareholder with respect to credited Shares.
7. Delivery of Shares.
     (a) As promptly as practicable after receipt by the Company of a written request for withdrawal of Shares from any Participant’s Account (or, in the discretion of the Committee, at any time after the termination of employment of any Participant), subject to Section 20(d) hereof, the Company shall arrange the delivery to such Participant of a share certificate representing the whole Shares credited to the Participant’s Account which the Participant requests to withdraw. Subject to Section 7(b) hereof, withdrawals may be made no more frequently than once each Offering Period. Shares received upon share dividends or share splits shall be treated as having been purchased on the Exercise Date of the Shares to which they relate.

     (b) Notwithstanding anything in Section 7(a) hereof to the contrary, Shares may be withdrawn by a Participant more than once during an Offering Period under the following circumstances: (i) within sixty (60) days following a Change in Control of the Company or (ii) upon the approval of the Committee, in its sole discretion.
8. Election to Terminate Payroll Deductions; Termination of Employment.
     (a) A Participant may terminate his or her payroll deductions elected pursuant to Section 5(a) hereof by giving written notice to the Company at least thirty (30) days prior to the next occurring Exercise Date or otherwise as may be approved by the Committee in its sole discretion. If such an election has been made, no further payroll deductions for the purchase of Shares will be permitted to be made for the Participant during such Offering Period. A Participant who has elected to terminate his or her payroll deductions in accordance with this Section 8(a) shall have the option with respect to all payroll deductions credited to such Participant’s Account during the Offering Period either to (i) have such accumulated payroll deductions returned to the Participant or (ii) leave such accumulated payroll deductions in the Participant’s Account to be used for the purchase of Shares on the Exercise Date occurring in such Offering Period. Unless a Participant who elects to terminate his or her payroll deductions in accordance with this Section 8(a) gives written notice to the Company at least thirty (30) days prior to the Exercise Date of the Participant’s desire to have his or her accumulated payroll deductions returned to him or her, such Participant will be deemed to have elected to leave such accumulated payroll deductions in his or her Participant Account to be used for the purchase of Shares on the Exercise Date occurring in such Offering Period.
     (b) Upon termination of a Participant’s Continuous Status as an Employee during an Offering Period for any reason, including voluntary termination, retirement or death, the payroll deductions credited to such Participant’s Account that have not been used to purchase Shares shall be returned to such Participant or, in the case of such Participant’s death, to the person or persons entitled thereto under Section 12 hereof, and such Participant’s option will be automatically terminated. If the termination of a Participant’s Continuous Status as an Employee occurs on an Exercise Date, then such Participant’s election to purchase Shares shall be exercised as provided under this Plan. Notwithstanding the foregoing, upon the termination of a Participant’s employment because of the Participant’s death, the Participant’s beneficiary (designated by the Participant in accordance with Section 12 hereof) shall have the right to elect, by written notice given to the Company prior to the earlier of thirty (30) days prior to the next occurring Exercise Date (or otherwise as may be determined by the Committee in its sole discretion) under the Plan or the sixtieth (60th) day after the Participant’s death, to exercise the Participant’s option for the purchase of Shares on such Exercise Date for the purchase of the number of full Shares which the accumulated payroll deductions in the Participant’s Account at the date of the Participant’s death will purchase at the applicable option price, and any excess in such account will be paid to the Participant’s estate. If no such written notice of election is duly received by the Company, the first sentence of this Section 8(b) shall control.
     (c) Except as provided in Section 20(d) hereof, a Participant’s withdrawal from an offering will not have any effect upon such Participant’s eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.
9. Interest.
     No interest shall accrue on or be payable with respect to the payroll deductions of a Participant credited to the Participant’s Account.

10. Shares.
     The maximum number of Shares which shall be reserved and available for sale under the Plan shall be 2,000,000 Shares, which number shall be subject to adjustment upon Changes in Capitalization of the Company as provided in Section 16 hereof. Such Shares shall be either authorized and unissued Shares or Shares which have been reacquired by the Company. If the total number of Shares which would otherwise be subject to options granted pursuant to Section 4 hereof on an Offering Date exceeds the number of Shares then available under the Plan (after deduction of all Shares for which options have been exercised or are then outstanding), the Committee shall make a pro rata allocation of the Shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Committee shall give written notice to each Participant of such reduction of the number of option Shares affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.
11. Administration.
     The Plan shall be administered by the Committee, and the Committee may select administrator(s) to whom its duties and responsibilities hereunder may be delegated. The Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation thereto as it deems necessary or advisable. Any decision evidenced by the unanimous written consent of the members of the Committee shall be fully effective as if it had been made at a meeting duly held. Except as otherwise provided by the Committee, each Employer shall be charged with all expenses incurred in the administration of the Plan with respect to such Employer’s Employees. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any shareholder.
12. Designation of Beneficiary.
     (a) A Participant may file with the Company, on forms supplied by the Company, a written designation of a beneficiary who is to receive any Shares and cash remaining in such Participant’s Account under the Plan in the event of the Participant’s death.
     (b) Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company, on forms supplied by the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant in accordance with the applicable laws of descent and distribution, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
13. Transferability.
     Neither payroll deductions credited to a Participant’s Account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant (other than by will, the laws of descent and distribution or as provided in Section 12 hereof). Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 8 hereof.
14. Use of Funds.
     All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such funds.

15. Reports; Participants’ Accounts.
     The Company shall establish a Participant’s Account for each Participant in the Plan to which each Participant’s payroll deductions, Shares acquired under the Plan, dividends received from such Shares, and dividend reinvestments shall be credited, and from which cash distributions, cash used to purchase Shares and distributions of Shares will be debited (“Participant’s Accounts”). Statements with respect to each Participant’s Account will be given to Participants as soon as practicable following each Offering Period, which statements will set forth the amounts of payroll deductions, dividends, dividend reinvestments and additional cash payments, the per Share purchase price, the number of shares purchased, the aggregate Shares in the Participant’s Account and the remaining cash balance, if any.
16. Effect of Certain Changes.
     (a) In the event of a Change in Capitalization or the distribution of an extraordinary dividend, the Committee shall conclusively determine the appropriate equitable adjustments, if any, to be made under the Plan, including without limitation adjustments to the number of Shares which have been authorized for issuance under the Plan but have not yet been placed under option, as well as the price per Share covered by each option under the Plan which has not yet been exercised. In the event of a Change in Control of the Company, the Offering Period shall terminate unless otherwise provided by the Committee. For purposes of the preceding sentence, (i) the Committee may establish the date of the event constituting the Change in Control and such date shall be the Exercise Date for such Offering Period, or (ii) the Committee may terminate the Plan in which case all Shares and cash amounts in a Participant’s Account shall be refunded as elsewhere provided herein.
     (b) “Change in Control” shall be deemed to have occurred if (i) a tender offer shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company, (ii) the Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, (iii) the Company shall sell at least 75% of its assets by value in a single transaction or in a series of transactions to another corporation which is not a wholly owned subsidiary of the Company, or (iv) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date hereof) of the Exchange Act, shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record). For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1) (as in effect on the date hereof) pursuant to the Exchange Act.
17. Term of Plan.
     Subject to the Board’s right to discontinue the Plan (and thereby end its Term) pursuant to Section 18 hereof, the Term of the Plan (and its last Offering Period) shall end on December 31, 2016. Upon any discontinuance of the Plan, unless the Committee shall determine otherwise, any assets remaining in the Participants’ accounts under the Plan shall be delivered to the respective Participant (or the Participant’s legal representative) as soon as practicable.
18. Amendment to and Discontinuance of Plan.
     (a) Subject to Section 18(b) hereof, the Board may at any time amend, suspend or discontinue the Plan. Except as provided in Section 16 hereof, no such suspension or discontinuance may adversely affect options previously granted and no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant which accrued prior to the date of effectiveness of such amendment without the consent of such Participant. No amendment shall be effective unless it receives the requisite approval of the shareholders of the Company if such shareholder approval of such amendment is required to comply with Rule 16b-3 under the Exchange Act or Section 423 of the Code or to comply with any other applicable law, regulation or stock exchange rule.
     (b) For the purpose of complying with changes in the Code or ERISA, the Board may amend, modify, suspend or terminate the Plan at any time. For the purpose of meeting or addressing any other changes in legal requirements or any other purpose, the Board may amend, modify, suspend or terminate the Plan only once every six months. Subject to changes in law or other legal requirements, including any provisions of Rule 16b-3 under the

Exchange Act that would permit otherwise, the Plan may not be amended without the consent of the holders of a majority of the shares of Common Stock then outstanding or the vote of the shareholders of the Company as provided in Section 20(c) hereof, to (i) any increase in the aggregate number of shares of common stock that may be issued under the Plan (except for adjustments pursuant to Section 16 of the Plan); (ii) increase materially the benefits accruing to Participants under the Plan; or (iii) modify materially the requirements as to eligibility for participation in the Plan.
19. Notices.
     All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
20. Regulations and other Approvals; Governing Law; Section 16 Compliance.
     (a) This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.
     (b) The obligation of the Company to sell or deliver Shares with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.
     (c) To the extent applicable hereto, the Plan is intended to comply with Rule 16b-3 under the Exchange Act, and the Committee shall interpret and administer the provisions of the Plan in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan. This Plan shall be subject to approval by shareholders of the Company present or represented and entitled to vote at a meeting duly held in accordance with applicable law.
     (d) For any Participants subject to Section 16 of the Exchange Act, (i) such Participants who cease participation in the Plan may not participate again for at least six (6) months, and (ii) unless the Committee otherwise determines after due regard for Rule 16b-3(d)(2)(i), any Shares purchased by such Participant shall remain in such Participant’s Account for six (6) months from the Exercise Date for such Shares.
     (e) Shares shall not be issued unless such issuance and delivery shall comply with all applicable provisions of law, domestic or foreign, and the requirements of any stock exchange upon which the Shares may then be listed, including, in each case the rules and regulations promulgated thereunder, and shall be further subject to the approval of counsel for the Company with respect to such compliance, which may include a representation and warranty from the Participant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares.
     (f) Nothing contained in this Plan, or any modification or amendment to the Plan, or in the creation of any account, or the execution of any subscription agreement, or the issuance of any Shares under the Plan, shall give any Employee any right to continue employment or any legal or equitable right against the Company or any Subsidiary, or any officer, director, or employee thereof, except as expressly provided by the Plan.
21. Withholding of Taxes.
     By electing to participate in the Plan, each Employee acknowledges that the Company and its participating Subsidiaries are required to withhold taxes with respect to the amounts deducted from the Employee’s Compensation and accumulated for the benefit of the Employee under the Plan, and each Employee agrees that the Company and its participating Subsidiaries may deduct additional amounts from the Employee’s Compensation, when amounts are added to the Employee’s Account, used to purchase common stock or refunded, in order to satisfy such withholding obligations. If the Participant makes a disposition, within the meaning of Section 424(c) of the Code and the regulations promulgated thereunder, of any Share or Shares issued to such Participant pursuant to such Participant’s exercise of an option, and such disposition occurs within the two-year period commencing on the day after the option is being treated as granted for purposes of Section 423 of the Code or within the one-year period commencing on the day after the Exercise Date, such Participant shall, within ten (10) days of such disposition, notify the Company thereof and thereafter immediately deliver to the Participant’s Employer any amount of federal, state or local income taxes and other amounts which the Company informs the Participant the Company is required to withhold. The Participant’s Employer may also satisfy any applicable withholding amounts by deducting the necessary amounts of withholding from the Participant’s wages and, in the Committee’s sole discretion, any other amounts owed to or held for the account of the Participant.
22. Effective Date.
     The Plan shall be effective (the “Effective Date”) as of the latter to occur of (a) January 1, 2007, or (b) the date on which this Plan shall have been approved by the shareholders as set forth in Section 20(c) hereof.

CHECKFREE CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
Wednesday, November 1, 2006
1:00 p.m.
CHECKFREE CORPORATION
4411 East Jones Bridge Road
Norcross, Georgia 30092

CheckFree Corporation
4411 East Jones Bridge Road
Norcross, Georgia 30092	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on November 1, 2006.
The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.
If no choice is specified, the proxy will be voted “FOR” all nominees listed in Item 1 and “FOR” Item 2. The proxy will be voted at the discretion of any person acting under the proxy on Item 3.
By signing the proxy, you revoke all prior proxies and appoint Peter J. Kight, David E. Mangum, and Curtis A. Loveland, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.
See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy
Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (noon CT) on October 31, 2006.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Payer Identification Number available. Follow the simple instructions the voice provides you.
VOTE BY INTERNET — http://www.eproxy.com/ckfr/ — QUICK ««« EASY ««« IMMEDIATE
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (noon CT) on October 31, 2006.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Payer Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to CheckFree Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.
If you vote by Phone or Internet, please do not mail your Proxy Card
ò Please detach here ò

The Board of Directors Recommends a Vote FOR all nominees listed in Item 1 and FOR Item 2.

1. Election of Class II Directors: 01 Mark A. Johnson 02 Eugene F. Quinn	☐	Vote FOR	☐	Vote WITHHELD
		all nominees		from all nominees
(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Approval of the CheckFree Corporation 2006 Associate Stock Purchase Plan.	☐	For	☐	Against	☐ Abstain

3. At the discretion of any person acting under the proxy, to transact any other business which may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1 AND FOR ITEM 2; AND WILL BE VOTED AT THE DISCRETION OF ANY PERSON ACTING UNDER THE PROXY ON ITEM 3.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.